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                                                  Registration Number 33-


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

         DELAWARE                                       52-0278528
     (State of incorporation)                         (I.R.S. Employer
                                                  Identification Number)

                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                      (Address of principal executive offices)


                  CERIDIAN CORPORATION SAVINGS AND INVESTMENT PLAN
                              (Full title of the plan)


                                   John A. Haveman
                            Vice President and Secretary
                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)


                           CALCULATION OF REGISTRATION FEE

                                    Proposed   Proposed
                                    maximum    maximum
     Title of           Amount      offering   aggregate     Amount of
     Securities         to be      price per  offering    Registration
     to be registered(1)registered share(2)   price (2)       fee
     Common Stock,
     $.50 par value     500,000 shares  $25.875   $12,937,500   $4,462

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Act,
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          based on the average high and low sale prices reported for the
          Registrant's Common Stock on the New York Stock Exchange on November 1, 1994.

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     Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Ceridian Corporation (the "Company") are incorporated in this registration statement by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1993;

     (3) The description of the Company's Common Stock, par value $.50 per share, contained in the Company's Registration Statement on Form S-8, File No. 33-26839.

          All documents filed by the Company and by the Ceridian Corporation Savings and Investment Plan (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4.  Description of Securities

          The Company's Common Stock is registered under Section 12 of the Exchange Act.

     Item 5.  Interests of Named Experts and Counsel

          The consolidated financial statements and financial statement schedules of the Company as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference in this registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for post-retirement benefits other than pensions in 1992. To the extent that KPMG Peat Marwick LLP examines and reports on financial statements of the Company and of the Plan issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this registration statement in reliance upon their reports and said authority.
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                                          2
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     Item 6.  Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware ("DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's certificate of incorporation contains such a provision. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

          Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his or her status as an officer, director or employee. The Company has also by contract agreed to indemnify its directors against damages, judgments, settlements and costs arising out of any actions against the directors brought by reason of the fact that they are or were directors. The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

     Iem 7.  Exemption from Registration Claimed.

     Not applicable.

     Item 8.  Exhibits

          The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

     Exhibit   Description

      4.01     Restated Certificate of Incorporation of Ceridian Corporation (1)

      4.02     Bylaws of Ceridian Corporation, as amended (2)

      4.03     Ceridian Corporation Savings and Investment Plan

     23.01     Consent of KPMG Peat Marwick LLP

     24.01     Power of Attorney

     The following exhibits were filed as part of previous Company filings with the Commission as listed below, and are incorporated herein by reference:

       (1)     Registration Statement on Form S-8, Exhibit 4.01
               (File No. 33-54379)
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       (2)     Form 10-Q for the quarter ended September 30, 1993,
               Exhibit 3.01 (File No. 1-1969)

     The undersigned registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

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
     Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in
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     the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense

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     of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                     SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, as of November 4, 1994.

                                             CERIDIAN CORPORATION
                                             /s/John R. Eickhoff
                                             By:  John R. Eickhoff
                                             Vice President and
                                             Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of November 4, 1994 by the following persons in the capacities indicated.

     */s/Lawrence Perlman               */s/Ruth M. Davis
     Lawrence Perlman                   Ruth M. Davis
     Chairman, President                Director
     and Chief Executive
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     Officer                            */s/Allen W. Dawson
     (Principal Executive               Allen W. Dawson
     Officer and Director)              Director

                                        */s/Ronald James
     /s/John R. Eickhoff                Ronald James
     John R. Eickhoff                   Director
     Vice President and
     Chief Financial Officer            */s/Richard G. Lareau
     (Principal Financial               Richard G. Lareau
     Officer)                           Director

                                        */s/Charles Marshall
     /s/Loren D. Gross                  Charles Marshall
     Loren D. Gross                     Director
     Vice President and Corporate
     Controller (Principal              */s/Richard W. Vieser
     Accounting Officer)                Richard W. Vieser
                                        Director

                                        */s/Paul S. Walsh
                                        Paul S. Walsh
                                        Director
     *By  /s/John A. Haveman
          John A. Haveman
          Attorney-in-fact




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
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of November 4, 1994.



                              CERIDIAN CORPORATION

                              By:  Ceridian Corporation Retirement Committee

                              By:  /s/John A. Haveman
                                   John A. Haveman
                                   Secretary to and Member of Ceridian
                                   Corporation Retirement Committee




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
                                    EXHIBIT INDEX



     Exhibit        Description                                  Code

      4.01     Restated Certificate of Incorporation of          IBR
               Ceridian Corporation

      4.02     Bylaws of Ceridian Corporation, as amended        IBR

      4.03     Ceridian Corporation Savings and Investment Plan  E

     23.01     Consent of KPMG Peat Marwick LLP                  E

     24.01     Power of Attorney                                 E


     Legend:   E         Electronic Filing
               IBR       Incorporated by Reference